UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2008
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
          On December 19, 2008, Champion Enterprises, Inc. (“Champion”) announced that on December 17, 2008 it received notification from the New York Stock Exchange (“NYSE”) indicating that Champion is not in compliance with the exchange’s continued listing standard under Section 802.01C of the NYSE Listed Company Manual because the average closing price of Champion’s common stock for a consecutive 30 trading-day period fell below $1.00. Champion has notified the NYSE that it intends to cure the deficiency. Champion has a period of six months from the date it received the notification, or until June 17, 2009, by the end of which it must attain a minimum share price and consecutive 30 trading-day average share price of $1.00.
Item 9.01. Financial Statements and Exhibits.
     Exhibits.

Exhibit Number

99.1	Press Release dated December 19, 2008 announcing that Champion Enterprises, Inc. (“Champion”) received notice from the New York Stock Exchange (“NYSE”) on December 17, 2008 that Champion was not in compliance with the NYSE continued listing standard under Section 802.01C of the NYSE Listed Company Manual.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ PHYLLIS A. KNIGHT
Phyllis A. Knight,
Executive Vice President, Treasurer and Chief Financial Officer

Date: December 19, 2008

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated December 19, 2008 announcing that Champion Enterprises, Inc. (“Champion”) received notice from the New York Stock Exchange (“NYSE”) on December 17, 2008 that Champion was not in compliance with the NYSE continued listing standard under Section 802.01C of the NYSE Listed Company Manual.